Exhibit 99.1
Caterpillar Inc.
2Q 2021 Earnings Release

July 30, 2021

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2021 Results

	Second Quarter
($ in billions except profit per share)	2021	2020
Sales and Revenues	$12.9	$10.0
Profit Per Share	$2.56	$0.84
Adjusted Profit Per Share	$2.60	$1.27

●	Second-quarter 2021 sales and revenues increased 29% to $12.9 billion
●	Second-quarter 2021 profit per share of $2.56; adjusted profit per share of $2.60
●	Strong balance sheet; returned $0.8 billion to shareholders through dividends and share repurchases
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced second-quarter 2021 sales and revenues of $12.9 billion, a 29% increase compared with $10.0 billion in the second quarter of 2020. The increase was primarily due to higher sales volume driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories. Dealers decreased their inventories more during the second quarter of 2020 than during the second quarter of 2021.
Operating profit margin was 13.9% for the second quarter of 2021, compared with 7.8% for the second quarter of 2020. Second-quarter 2021 profit per share was $2.56, compared with $0.84 profit per share in the second quarter of 2020. Adjusted profit per share in the second quarter of 2021 was $2.60, compared with second-quarter 2020 adjusted profit per share of $1.27. Adjusted profit per share for both quarters excluded restructuring costs, while the second quarter of 2020 also excluded remeasurement losses of $0.19 per share, resulting from the settlements of pension obligations. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the first half of 2021, enterprise operating cash flow was $4.0 billion. In total, the company returned $0.8 billion to shareholders in the quarter, after increasing the dividend and reinstating share repurchases. The company ended the period with $10.8 billion of enterprise cash.
“Our dedicated global team remains focused on serving our customers, executing our strategy and investing for future profitable growth,” said Caterpillar Chairman and CEO Jim Umpleby. “We’re encouraged by higher sales and revenues across all regions and in our three primary segments, which reflect continued improvement in our end markets.”

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2020 (at left) and the second quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the second quarter of 2021 were $12.889 billion, an increase of $2.892 billion, or 29%, compared with $9.997 billion in the second quarter of 2020. The increase was primarily due to higher sales volume driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories. Dealers decreased inventories by $1.4 billion during the second quarter of 2020, compared with a decrease of $400 million during the second quarter of 2021. Favorable currency impacts were related to the Australian dollar, euro and Chinese yuan. Favorable price realization also contributed to the sales improvement.
Sales were higher across all regions and in the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2020	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2021	$ Change	% Change

Construction Industries	$4,048	$1,171	$238	$162	$37	$5,656	$1,608	40%
Resource Industries	1,826	712	(17)	66	(8)	2,579	753	41%
Energy & Transportation	4,149	456	12	111	247	4,975	826	20%
All Other Segment	115	4	—	2	7	128	13	11%
Corporate Items and Eliminations	(828)	(34)	—	—	(283)	(1,145)	(317)
Machinery, Energy & Transportation	9,310	2,309	233	341	—	12,193	2,883	31%

Financial Products Segment	763	—	—	—	11	774	11	1%
Corporate Items and Eliminations	(76)	—	—	—	(2)	(78)	(2)
Financial Products Revenues	687	—	—	—	9	696	9	1%

Consolidated Sales and Revenues	$9,997	$2,309	$233	$341	$9	$12,889	$2,892	29%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2021
Construction Industries	$2,498	56%	$430	103%	$1,291	38%	$1,384	8%	$5,603	39%	$53	231%	$5,656	40%
Resource Industries	799	58%	487	80%	525	39%	660	19%	2,471	45%	108	(7%)	2,579	41%
Energy & Transportation	1,992	10%	250	27%	1,196	29%	682	14%	4,120	16%	855	41%	4,975	20%
All Other Segment	11	57%	1	—%	4	(20%)	18	20%	34	21%	94	8%	128	11%
Corporate Items and Eliminations	(31)		(1)		(1)		(2)		(35)		(1,110)		(1,145)
Machinery, Energy & Transportation	5,269	34%	1,167	72%	3,015	34%	2,742	12%	12,193	31%	—	—%	12,193	31%

Financial Products Segment	488	(1%)	65	8%	96	—%	125	10%	774	1%	—	—%	774	1%
Corporate Items and Eliminations	(38)		(11)		(9)		(20)		(78)		—		(78)
Financial Products Revenues	450	—%	54	6%	87	—%	105	6%	696	1%	—	—%	696	1%

Consolidated Sales and Revenues	$5,719	30%	$1,221	67%	$3,102	33%	$2,847	12%	$12,889	29%	$—	—%	$12,889	29%

Second Quarter 2020
Construction Industries	$1,604		$212		$933		$1,283		$4,032		$16		$4,048
Resource Industries	507		270		379		554		1,710		116		1,826
Energy & Transportation	1,816		197		929		599		3,541		608		4,149
All Other Segment	7		1		5		15		28		87		115
Corporate Items and Eliminations	2		(1)		—		(2)		(1)		(827)		(828)
Machinery, Energy & Transportation	3,936		679		2,246		2,449		9,310		—		9,310

Financial Products Segment	493		60		96		114		763		—		763
Corporate Items and Eliminations	(43)		(9)		(9)		(15)		(76)		—		(76)
Financial Products Revenues	450		51		87		99		687		—		687

Consolidated Sales and Revenues	$4,386		$730		$2,333		$2,548		$9,997		$—		$9,997

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2020 (at left) and the second quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the second quarter of 2021 was $1.789 billion, an increase of $1.005 billion, or 128%, compared with $784 million in the second quarter of 2020. The increase was primarily due to higher sales volume. Favorable price realization, lower restructuring expenses (included in other) and higher profit from Financial Products were mostly offset by higher selling, general and administrative (SG&A) and research and development (R&D) expenses and higher manufacturing costs.
The increase in SG&A/R&D expenses was mainly driven by higher short-term incentive compensation expense, which was reinstated in 2021.
Unfavorable manufacturing costs reflected higher period manufacturing and material costs, partially offset by favorable cost absorption. Period manufacturing costs increased primarily due to higher short-term incentive compensation expense and higher labor-related costs. Cost absorption was favorable as inventory increased during the second quarter of 2021, compared with a decrease during the second quarter of 2020.
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Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2021	Second Quarter 2020	$ Change	% Change
Construction Industries	$1,024	$518	$506	98%
Resource Industries	361	152	209	138%
Energy & Transportation	731	624	107	17%
All Other Segment	(10)	(3)	(7)	(233%)
Corporate Items and Eliminations	(453)	(542)	89
Machinery, Energy & Transportation	1,653	749	904	121%

Financial Products Segment	243	148	95	64%
Corporate Items and Eliminations	(29)	(38)	9
Financial Products	214	110	104	95%

Consolidating Adjustments	(78)	(75)	(3)

Consolidated Operating Profit	$1,789	$784	$1,005	128%

Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2021 was income of $201 million, compared with income of $29 million in the second quarter of 2020. The change was primarily due to the absence of remeasurement losses resulting from the settlements of pension obligations that occurred in the second quarter of 2020, as well as favorable pension and other postemployment benefit (OPEB) costs.
•The provision for income taxes for the second quarter of 2021 reflected a lower estimated annual tax rate of 26%, compared with 31% for the second quarter of 2020, excluding the discrete items discussed below. The comparative tax rate for full-year 2020 was approximately 28%. The decrease in the estimated annual tax rate from full-year 2020 was mainly related to changes in the expected geographic mix of profits from a tax perspective for 2021.
In addition, a discrete tax benefit of $17 million was recorded in the second quarter of 2021 for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. A $21 million tax benefit was also recorded in the second quarter of 2020 related to the $122 million of remeasurement losses resulting from the settlements of pension obligations.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2021	$ Change	% Change
Total Sales	$4,048	$1,171	$238		$162	$37	$5,656	$1,608	40%

Sales by Geographic Region
	Second Quarter 2021	Second Quarter 2020	$ Change		% Change
North America	$2,498	$1,604	$894		56%
Latin America	430	212	218		103%
EAME	1,291	933	358		38%
Asia/Pacific	1,384	1,283	101		8%
External Sales	5,603	4,032	1,571		39%
Inter-segment	53	16	37		231%
Total Sales	$5,656	$4,048	$1,608		40%

Segment Profit
	Second Quarter 2021	Second Quarter 2020	Change		% Change
Segment Profit	$1,024	$518	$506		98%
Segment Profit Margin	18.1%	12.8%	5.3	pts

Construction Industries’ total sales were $5.656 billion in the second quarter of 2021, an increase of $1.608 billion, or 40%, compared with $4.048 billion in the second quarter of 2020. The increase was due to higher sales volume, favorable price realization and favorable currency impacts from the euro, Australian dollar and Chinese yuan. The increase in sales volume was driven by higher end-user demand for equipment and aftermarket parts and the impact from changes in dealer inventories. Overall, dealers decreased inventories more during the second quarter of 2020 than during the second quarter of 2021.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by higher end-user demand primarily in residential construction and the impact from changes in dealer inventories. Dealers decreased inventories more during the second quarter of 2020 than during the second quarter of 2021.
▪Sales increased in Latin America mostly due to higher sales volume driven by higher end-user demand across the region for equipment and aftermarket parts and the impact of changes in dealer inventories. Dealers increased inventories during the second quarter of 2021, compared with a decrease during the second quarter of 2020.
▪In EAME, sales increased due to higher sales volume and favorable currency impacts primarily from a stronger euro. Higher sales volume was driven by higher end-user demand and the impact from changes in dealer inventories. Dealers increased inventories during the second quarter of 2021, compared with a decrease during the second quarter of 2020.
▪Sales increased in Asia/Pacific primarily due to favorable currency impacts from a stronger Australian dollar and Chinese yuan and favorable price realization, partially offset by lower sales volume. Lower sales volume was driven by lower end-user demand for equipment, primarily in China, partially offset by the impacts from changes in dealer inventories and higher end-user demand for aftermarket parts. Dealers decreased inventories more during the second quarter of 2020 than during the second quarter of 2021.
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Construction Industries’ profit was $1.024 billion in the second quarter of 2021, an increase of $506 million, or 98%, compared with $518 million in the second quarter of 2020. The increase was mainly due to higher sales volume and favorable price realization, partially offset by higher SG&A/R&D expenses and unfavorable manufacturing costs.
The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense.
Increased manufacturing costs reflected higher period manufacturing and material costs partially offset by favorable impacts of cost absorption and variable labor and burden. The increase in period manufacturing costs was driven by higher short-term incentive compensation expense and higher labor costs. Cost absorption was favorable as inventory increased during the second quarter of 2021, compared with a decrease during the second quarter of 2020.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2021	$ Change	% Change
Total Sales	$1,826	$712	$(17)		$66	$(8)	$2,579	$753	41%

Sales by Geographic Region
	Second Quarter 2021	Second Quarter 2020	$ Change		% Change
North America	$799	$507	$292		58%
Latin America	487	270	217		80%
EAME	525	379	146		39%
Asia/Pacific	660	554	106		19%
External Sales	2,471	1,710	761		45%
Inter-segment	108	116	(8)		(7%)
Total Sales	$2,579	$1,826	$753		41%

Segment Profit
	Second Quarter 2021	Second Quarter 2020	Change		% Change
Segment Profit	$361	$152	$209		138%
Segment Profit Margin	14.0%	8.3%	5.7	pts

Resource Industries’ total sales were $2.579 billion in the second quarter of 2021, an increase of $753 million, or 41%, compared with $1.826 billion in the second quarter of 2020. The increase was due to higher sales volume driven by higher end-user demand for equipment and aftermarket parts and the impacts of changes in dealer inventories. Dealers decreased inventories during the second quarter of 2020, compared to remaining about flat during the second quarter of 2021. End-user demand was higher in heavy construction and quarry and aggregates; it was also higher in mining, although to a lesser extent.
Resource Industries’ profit was $361 million in the second quarter of 2021, an increase of $209 million, or 138%, compared with $152 million in the second quarter of 2020. The increase was mainly due to higher sales volume, partially offset by higher SG&A/R&D expenses. The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2021	$ Change	% Change
Total Sales	$4,149	$456	$12		$111	$247	$4,975	$826	20%

Sales by Application
	Second Quarter 2021	Second Quarter 2020	$ Change		% Change
Oil and Gas	$1,137	$1,027	$110		11%
Power Generation	1,052	895	157		18%
Industrial	899	678	221		33%
Transportation	1,032	941	91		10%
External Sales	4,120	3,541	579		16%
Inter-segment	855	608	247		41%
Total Sales	$4,975	$4,149	$826		20%

Segment Profit
	Second Quarter 2021	Second Quarter 2020	Change		% Change
Segment Profit	$731	$624	$107		17%
Segment Profit Margin	14.7%	15.0%	(0.3	pts)

Energy & Transportation’s total sales were $4.975 billion in the second quarter of 2021, an increase of $826 million, or 20%, compared with $4.149 billion in the second quarter of 2020. Sales increased across all applications.
▪Oil and Gas – Sales increased mainly due to higher sales of reciprocating engine aftermarket parts in all regions. The increase was partially offset by lower sales in reciprocating engines used in well servicing applications and turbines and turbine-related services.
▪Power Generation – Sales increased due to higher sales volume in large reciprocating engines, primarily driven by data centers, and reciprocating engine aftermarket parts.
▪Industrial – Sales were up due to higher demand across all regions.
▪Transportation – Sales increased in rail services and marine.
Energy & Transportation’s profit was $731 million in the second quarter of 2021, an increase of $107 million, or 17%, compared with $624 million in the second quarter of 2020. The increase was due to higher sales volume partially offset by higher SG&A/R&D expenses and period manufacturing costs. Both SG&A/R&D expenses and period manufacturing costs were driven by higher short-term incentive compensation expense and acquisition-related expenses.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2021	Second Quarter 2020	$ Change	% Change
North America	$488	$493	$(5)	(1%)
Latin America	65	60	5	8%
EAME	96	96	—	—%
Asia/Pacific	125	114	11	10%
Total Revenues	$774	$763	$11	1%

Segment Profit
	Second Quarter 2021	Second Quarter 2020	Change	% Change
Segment Profit	$243	$148	$95	64%

Financial Products’ segment revenues were $774 million in the second quarter of 2021, an increase of $11 million, or 1%, from the second quarter of 2020.
Financial Products’ segment profit was $243 million in the second quarter of 2021, compared with $148 million in the second quarter of 2020. The increase was mainly due to lower provision for credit losses at Cat Financial, higher net yield on average earning assets and a favorable impact from returned or repossessed equipment. These favorable impacts were partially offset by an increase in SG&A expenses primarily due to higher short-term incentive compensation expense.
At the end of the second quarter of 2021, past dues at Cat Financial were 2.58%, compared with 3.74% at the end of the second quarter of 2020. Past dues decreased across all portfolio segments as global markets generally improved. Write-offs, net of recoveries, were $54 million for the second quarter of 2021, compared with $30 million for the second quarter of 2020. As of June 30, 2021, Cat Financial's allowance for credit losses totaled $402 million, or 1.46% of finance receivables, compared with $441 million, or 1.64% of finance receivables at March 31, 2021. The allowance for credit losses at year-end 2020 was $479 million, or 1.77% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $482 million in the second quarter of 2021, a decrease of $98 million from the second quarter of 2020, primarily due to favorable impacts of segment reporting methodology differences and lower restructuring costs, partially offset by higher expenses due to timing differences.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Friday, July 30, 2021.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Friday, July 30, 2021, to discuss its 2021 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2020 sales and revenues of $41.7 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Since 1925, we’ve been driving sustainable progress and helping customers build a better world through innovative products and services. Throughout the product life cycle, we offer services built on cutting-edge technology and decades of product expertise. These products and services, backed by our global dealer network, provide exceptional value to help our customers succeed. We do business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/social-media.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs, which were incurred to generate longer-term benefits and (ii) remeasurement losses resulting from the settlements of pension obligations in the second quarter of 2020. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2021, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended June 30, 2021 - U.S. GAAP	$1,789	13.9%	$1,870	$470	25.1%	$1,413	$2.56
Restructuring costs	25	0.2%	25	3	15.0%	22	$0.04
Three Months Ended June 30, 2021 - Adjusted	$1,814	14.1%	$1,895	$473	25.0%	$1,435	$2.60

Three Months Ended June 30, 2020 - U.S. GAAP	$784	7.8%	$678	$227	33.5%	$458	$0.84
Restructuring costs	147	1.5%	147	15	10.2%	132	$0.24
Remeasurement losses of pension obligations	—	—%	122	21	17.2%	101	$0.19
Three Months Ended June 30, 2020 - Adjusted	$931	9.3%	$947	$263	27.8%	$691	$1.27

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
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The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 25 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,193	$9,310	$23,384	$19,224
Revenues of Financial Products	696	687	1,392	1,408
Total sales and revenues	12,889	9,997	24,776	20,632

Operating costs:
Cost of goods sold	8,881	7,113	16,893	14,379
Selling, general and administrative expenses	1,364	1,179	2,603	2,300
Research and development expenses	446	341	820	697
Interest expense of Financial Products	116	149	241	324
Other operating (income) expenses	293	431	616	744
Total operating costs	11,100	9,213	21,173	18,444

Operating profit	1,789	784	3,603	2,188

Interest expense excluding Financial Products	120	135	262	248
Other income (expense)	201	29	526	251

Consolidated profit before taxes	1,870	678	3,867	2,191

Provision (benefit) for income taxes	470	227	945	652
Profit of consolidated companies	1,400	451	2,922	1,539

Equity in profit (loss) of unconsolidated affiliated companies	14	8	23	13

Profit of consolidated and affiliated companies	1,414	459	2,945	1,552

Less: Profit (loss) attributable to noncontrolling interests	1	1	2	2

Profit [1]	$1,413	$458	$2,943	$1,550

Profit per common share	$2.58	$0.84	$5.38	$2.85
Profit per common share — diluted [2]	$2.56	$0.84	$5.33	$2.83

Weighted-average common shares outstanding (millions)
– Basic	547.9	541.5	547.1	544.5
– Diluted [2]	552.1	544.5	551.8	548.2

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and short-term investments	$10,831	$9,352
Receivables – trade and other	7,840	7,317
Receivables – finance	9,523	9,463
Prepaid expenses and other current assets	2,080	1,930
Inventories	12,672	11,402
Total current assets	42,946	39,464

Property, plant and equipment – net	12,014	12,401
Long-term receivables – trade and other	1,206	1,185
Long-term receivables – finance	12,590	12,222
Noncurrent deferred and refundable income taxes	1,455	1,523
Intangible assets	1,176	1,308
Goodwill	6,372	6,394
Other assets	3,938	3,827
Total assets	$81,697	$78,324

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$4	$10
-- Financial Products	3,421	2,005
Accounts payable	6,921	6,128
Accrued expenses	3,556	3,642
Accrued wages, salaries and employee benefits	1,759	1,096
Customer advances	1,157	1,108
Dividends payable	608	562
Other current liabilities	2,126	2,017
Long-term debt due within one year:
-- Machinery, Energy & Transportation	50	1,420
-- Financial Products	7,906	7,729
Total current liabilities	27,508	25,717

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,752	9,749
-- Financial Products	16,452	16,250
Liability for postemployment benefits	6,581	6,872
Other liabilities	4,524	4,358
Total liabilities	64,817	62,946

Shareholders’ equity
Common stock	6,293	6,230
Treasury stock	(25,240)	(25,178)
Profit employed in the business	36,934	35,167
Accumulated other comprehensive income (loss)	(1,154)	(888)
Noncontrolling interests	47	47
Total shareholders’ equity	16,880	15,378
Total liabilities and shareholders’ equity	$81,697	$78,324

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2021	2020
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,945	$1,552
Adjustments for non-cash items:
Depreciation and amortization	1,173	1,222
Net gain on remeasurement of pension obligations	—	(132)
Provision (benefit) for deferred income taxes	68	(32)
Other	(20)	674
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(343)	1,176
Inventories	(1,179)	(145)
Accounts payable	893	(655)
Accrued expenses	22	(253)
Accrued wages, salaries and employee benefits	618	(648)
Customer advances	49	(2)
Other assets – net	(47)	(7)
Other liabilities – net	(133)	(229)
Net cash provided by (used for) operating activities	4,046	2,521
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(419)	(472)
Expenditures for equipment leased to others	(681)	(526)
Proceeds from disposals of leased assets and property, plant and equipment	636	382
Additions to finance receivables	(6,203)	(6,712)
Collections of finance receivables	5,580	6,801
Proceeds from sale of finance receivables	27	31
Investments and acquisitions (net of cash acquired)	(398)	(49)
Proceeds from sale of businesses and investments (net of cash sold)	28	13
Proceeds from sale of securities	276	151
Investments in securities	(500)	(369)
Other – net	(63)	7
Net cash provided by (used for) investing activities	(1,717)	(743)
Cash flow from financing activities:
Dividends paid	(1,126)	(1,125)
Common stock issued, including treasury shares reissued	123	(10)
Common shares repurchased	(251)	(1,130)
Proceeds from debt issued (original maturities greater than three months)	4,906	6,159
Payments on debt (original maturities greater than three months)	(5,966)	(4,629)
Short-term borrowings – net (original maturities three months or less)	1,460	(477)
Other – net	(2)	(1)
Net cash provided by (used for) financing activities	(856)	(1,213)
Effect of exchange rate changes on cash	3	(66)
Increase (decrease) in cash and short-term investments and restricted cash	1,476	499
Cash and short-term investments and restricted cash at beginning of period	9,366	8,292
Cash and short-term investments and restricted cash at end of period	$10,842	$8,791

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,193	$12,193	$—	$—
Revenues of Financial Products	696	—	796	(100)	1
Total sales and revenues	12,889	12,193	796	(100)

Operating costs:
Cost of goods sold	8,881	8,884	—	(3)	2
Selling, general and administrative expenses	1,364	1,210	159	(5)	2
Research and development expenses	446	446	—	—
Interest expense of Financial Products	116	—	116	—
Other operating (income) expenses	293	—	307	(14)	2
Total operating costs	11,100	10,540	582	(22)

Operating profit	1,789	1,653	214	(78)

Interest expense excluding Financial Products	120	120	—	—
Other income (expense)	201	445	28	(272)	3

Consolidated profit before taxes	1,870	1,978	242	(350)

Provision (benefit) for income taxes	470	415	55	—
Profit of consolidated companies	1,400	1,563	187	(350)

Equity in profit (loss) of unconsolidated affiliated companies	14	17	—	(3)	4

Profit of consolidated and affiliated companies	1,414	1,580	187	(353)

Less: Profit (loss) attributable to noncontrolling interests	1	1	3	(3)	5

Profit [6]	$1,413	$1,579	$184	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$9,310	$9,310	$—	$—
Revenues of Financial Products	687	—	780	(93)	1
Total sales and revenues	9,997	9,310	780	(93)

Operating costs:
Cost of goods sold	7,113	7,114	—	(1)	2
Selling, general and administrative expenses	1,179	984	201	(6)	2
Research and development expenses	341	341	—	—
Interest expense of Financial Products	149	—	149	—
Other operating (income) expenses	431	122	320	(11)	2
Total operating costs	9,213	8,561	670	(18)

Operating profit	784	749	110	(75)

Interest expense excluding Financial Products	135	135	—	—
Other income (expense)	29	(57)	31	55	3

Consolidated profit before taxes	678	557	141	(20)

Provision (benefit) for income taxes	227	190	37	—
Profit of consolidated companies	451	367	104	(20)

Equity in profit (loss) of unconsolidated affiliated companies	8	13	—	(5)	4

Profit of consolidated and affiliated companies	459	380	104	(25)

Less: Profit (loss) attributable to noncontrolling interests	1	1	5	(5)	5

Profit [6]	$458	$379	$99	$(20)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$23,384	$23,384	$—	$—
Revenues of Financial Products	1,392	—	1,584	(192)	1
Total sales and revenues	24,776	23,384	1,584	(192)

Operating costs:
Cost of goods sold	16,893	16,897	—	(4)	2
Selling, general and administrative expenses	2,603	2,324	283	(4)	2
Research and development expenses	820	820	—	—
Interest expense of Financial Products	241	—	241	—
Other operating (income) expenses	616	26	621	(31)	2
Total operating costs	21,173	20,067	1,145	(39)

Operating profit	3,603	3,317	439	(153)

Interest expense excluding Financial Products	262	262	—	—
Other income (expense)	526	676	47	(197)	3

Consolidated profit before taxes	3,867	3,731	486	(350)

Provision (benefit) for income taxes	945	827	118	—
Profit of consolidated companies	2,922	2,904	368	(350)

Equity in profit (loss) of unconsolidated affiliated companies	23	29	—	(6)	4

Profit of consolidated and affiliated companies	2,945	2,933	368	(356)

Less: Profit (loss) attributable to noncontrolling interests	2	2	6	(6)	5

Profit [6]	$2,943	$2,931	$362	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$19,224	$19,224	$—	$—
Revenues of Financial Products	1,408	—	1,610	(202)	1
Total sales and revenues	20,632	19,224	1,610	(202)

Operating costs:
Cost of goods sold	14,379	14,381	—	(2)	2
Selling, general and administrative expenses	2,300	1,924	383	(7)	2
Research and development expenses	697	697	—	—
Interest expense of Financial Products	324	—	325	(1)	3
Other operating (income) expenses	744	132	640	(28)	2
Total operating costs	18,444	17,134	1,348	(38)

Operating profit	2,188	2,090	262	(164)

Interest expense excluding Financial Products	248	247	—	1	3
Other income (expense)	251	122	(16)	145	4

Consolidated profit before taxes	2,191	1,965	246	(20)

Provision (benefit) for income taxes	652	587	65	—
Profit of consolidated companies	1,539	1,378	181	(20)

Equity in profit (loss) of unconsolidated affiliated companies	13	22	—	(9)	5

Profit of consolidated and affiliated companies	1,552	1,400	181	(29)

Less: Profit (loss) attributable to noncontrolling interests	2	2	9	(9)	6

Profit [7]	$1,550	$1,398	$172	$(20)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$10,831	$10,028	$803	$—
Receivables – trade and other	7,840	3,169	455	4,216	[1,2]
Receivables – finance	9,523	—	13,863	(4,340)	2
Prepaid expenses and other current assets	2,080	1,756	479	(155)	3
Inventories	12,672	12,672	—	—
Total current assets	42,946	27,625	15,600	(279)

Property, plant and equipment – net	12,014	8,035	3,979	—
Long-term receivables – trade and other	1,206	375	176	655	[1,2]
Long-term receivables – finance	12,590	—	13,273	(683)	2
Noncurrent deferred and refundable income taxes	1,455	1,980	103	(628)	4
Intangible assets	1,176	1,176	—	—
Goodwill	6,372	6,372	—	—
Other assets	3,938	3,250	1,899	(1,211)	5
Total assets	$81,697	$48,813	$35,030	$(2,146)

Liabilities
Current liabilities:
Short-term borrowings	$3,425	$4	$3,421	$—
Short-term borrowings with consolidated companies	—	—	—	—
Accounts payable	6,921	6,830	215	(124)	6
Accrued expenses	3,556	3,191	365	—
Accrued wages, salaries and employee benefits	1,759	1,719	40	—
Customer advances	1,157	1,157	—	—
Dividends payable	608	608	—	—
Other current liabilities	2,126	1,658	646	(178)	[4,7]
Long-term debt due within one year	7,956	50	7,906	—
Total current liabilities	27,508	15,217	12,593	(302)

Long-term debt due after one year	26,204	9,780	16,452	(28)	8
Liability for postemployment benefits	6,581	6,580	1	—
Other liabilities	4,524	3,851	1,374	(701)	4
Total liabilities	64,817	35,428	30,420	(1,031)

Shareholders’ equity
Common stock	6,293	6,293	919	(919)	9
Treasury stock	(25,240)	(25,240)	—	—
Profit employed in the business	36,934	32,846	4,077	11	9
Accumulated other comprehensive income (loss)	(1,154)	(563)	(591)	—
Noncontrolling interests	47	49	205	(207)	9
Total shareholders’ equity	16,880	13,385	4,610	(1,115)
Total liabilities and shareholders’ equity	$81,697	$48,813	$35,030	$(2,146)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$9,352	$8,822	$530	$—
Receivables – trade and other	7,317	3,846	397	3,074	[1,2]
Receivables – finance	9,463	—	13,681	(4,218)	2
Prepaid expenses and other current assets	1,930	1,376	624	(70)	3
Inventories	11,402	11,402	—	—
Total current assets	39,464	25,446	15,232	(1,214)

Property, plant and equipment – net	12,401	8,309	4,092	—
Long-term receivables – trade and other	1,185	363	164	658	[1,2]
Long-term receivables – finance	12,222	—	12,895	(673)	2
Noncurrent deferred and refundable income taxes	1,523	2,058	110	(645)	4
Intangible assets	1,308	1,308	—	—
Goodwill	6,394	6,394	—	—
Other assets	3,827	3,158	1,871	(1,202)	5
Total assets	$78,324	$47,036	$34,364	$(3,076)

Liabilities
Current liabilities:
Short-term borrowings	$2,015	$10	$2,005	$—
Short-term borrowings with consolidated companies	—	—	1,000	(1,000)	6
Accounts payable	6,128	6,060	212	(144)	7
Accrued expenses	3,642	3,099	543	—
Accrued wages, salaries and employee benefits	1,096	1,081	15	—
Customer advances	1,108	1,108	—	—
Dividends payable	562	562	—	—
Other current liabilities	2,017	1,530	580	(93)	[4,8]
Long-term debt due within one year	9,149	1,420	7,729	—
Total current liabilities	25,717	14,870	12,084	(1,237)

Long-term debt due after one year	25,999	9,764	16,250	(15)	6
Liability for postemployment benefits	6,872	6,872	—	—
Other liabilities	4,358	3,691	1,385	(718)	4
Total liabilities	62,946	35,197	29,719	(1,970)

Shareholders’ equity
Common stock	6,230	6,230	919	(919)	9
Treasury stock	(25,178)	(25,178)	—	—
Profit employed in the business	35,167	31,091	4,065	11	9
Accumulated other comprehensive income (loss)	(888)	(352)	(536)	—
Noncontrolling interests	47	48	197	(198)	9
Total shareholders’ equity	15,378	11,839	4,645	(1,106)
Total liabilities and shareholders’ equity	$78,324	$47,036	$34,364	$(3,076)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of debt between ME&T and Financial Products.
7	Elimination of payables between ME&T and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,945	$2,933	$368	$(356)	1, 5
Adjustments for non-cash items:
Depreciation and amortization	1,173	772	401	—
Provision (benefit) for deferred income taxes	68	111	(43)	—
Other	(20)	74	(169)	75	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(343)	(206)	11	(148)	[2,3]
Inventories	(1,179)	(1,180)	—	1	2
Accounts payable	893	871	2	20	2
Accrued expenses	22	93	(71)	—
Accrued wages, salaries and employee benefits	618	593	25	—
Customer advances	49	49	—	—
Other assets – net	(47)	(154)	15	92	2
Other liabilities – net	(133)	(157)	97	(73)	2
Net cash provided by (used for) operating activities	4,046	3,799	636	(389)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(419)	(417)	(7)	5	2
Expenditures for equipment leased to others	(681)	(13)	(670)	2	2
Proceeds from disposals of leased assets and property, plant and equipment	636	49	595	(8)	2
Additions to finance receivables	(6,203)	—	(6,680)	477	3
Collections of finance receivables	5,580	—	6,095	(515)	3
Net intercompany purchased receivables	—	—	(78)	78	3
Proceeds from sale of finance receivables	27	—	27	—
Net intercompany borrowings	—	1,000	2	(1,002)	4
Investments and acquisitions (net of cash acquired)	(398)	(398)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	28	28	—	—
Proceeds from sale of securities	276	35	241	—
Investments in securities	(500)	(225)	(275)	—
Other – net	(63)	26	(89)	—
Net cash provided by (used for) investing activities	(1,717)	85	(839)	(963)
Cash flow from financing activities:
Dividends paid	(1,126)	(1,126)	(350)	350	5
Common stock issued, including treasury shares reissued	123	123	—	—
Common shares repurchased	(251)	(251)	—	—
Net intercompany borrowings	—	(2)	(1,000)	1,002	4
Proceeds from debt issued > 90 days	4,906	494	4,412	—
Payments on debt > 90 days	(5,966)	(1,902)	(4,064)	—
Short-term borrowings – net < 90 days	1,460	(6)	1,466	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	(856)	(2,672)	464	1,352
Effect of exchange rate changes on cash	3	(5)	8	—
Increase (decrease) in cash and short-term investments and restricted cash	1,476	1,207	269	—
Cash and short-term investments and restricted cash at beginning of period	9,366	8,822	544	—
Cash and short-term investments and restricted cash at end of period	$10,842	$10,029	$813	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,552	$1,400	$181	$(29)	1, 5
Adjustments for non-cash items:
Depreciation and amortization	1,222	805	417	—
Net gain on remeasurement of pension obligations	(132)	(132)	—	—
Provision (benefit) for deferred income taxes	(32)	40	(72)	—
Other	674	338	145	191	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	1,176	539	(77)	714	[2,3]
Inventories	(145)	(137)	—	(8)	2
Accounts payable	(655)	(664)	(5)	14	2
Accrued expenses	(253)	(237)	(16)	—
Accrued wages, salaries and employee benefits	(648)	(614)	(34)	—
Customer advances	(2)	(2)	—	—
Other assets – net	(7)	30	30	(67)	2
Other liabilities – net	(229)	(391)	84	78	2
Net cash provided by (used for) operating activities	2,521	975	653	893
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(472)	(465)	(7)	—
Expenditures for equipment leased to others	(526)	1	(540)	13	2
Proceeds from disposals of leased assets and property, plant and equipment	382	104	283	(5)	2
Additions to finance receivables	(6,712)	—	(7,352)	640	3
Collections of finance receivables	6,801	—	7,442	(641)	3
Net intercompany purchased receivables	—	—	920	(920)	3
Proceeds from sale of finance receivables	31	—	31	—
Net intercompany borrowings	—	500	2	(502)	4
Investments and acquisitions (net of cash acquired)	(49)	(49)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	13	13	—	—
Proceeds from sale of securities	151	12	139	—
Investments in securities	(369)	(10)	(359)	—
Other – net	7	(15)	22	—
Net cash provided by (used for) investing activities	(743)	91	581	(1,415)
Cash flow from financing activities:
Dividends paid	(1,125)	(1,125)	(20)	20	5
Common stock issued, including treasury shares reissued	(10)	(10)	—	—
Common shares repurchased	(1,130)	(1,130)	—	—
Net intercompany borrowings	—	(2)	(500)	502	4
Proceeds from debt issued > 90 days	6,159	1,991	4,168	—
Payments on debt > 90 days	(4,629)	(12)	(4,617)	—
Short-term borrowings – net < 90 days	(477)	8	(485)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(1,213)	(281)	(1,454)	522
Effect of exchange rate changes on cash	(66)	(54)	(12)	—
Increase (decrease) in cash and short-term investments and restricted cash	499	731	(232)	—
Cash and short-term investments and restricted cash at beginning of period	8,292	7,302	990	—
Cash and short-term investments and restricted cash at end of period	$8,791	$8,033	$758	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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